                                                                   Exhibit 99.2

                          Ford Motor Company

                2001 NORTH AMERICAN PRODUCTION AND OVERSEAS SALES
                -------------------------------------------------

                                                                         2001 Planned
                                               --------------------------------------------------------------
                                               First         Second        Third         Fourth        Full
                                               Quarter       Quarter       Quarter       Quarter       Year
                                               -------       -------       -------       -------       ----
                                                (000)         (000)         (000)         (000)        (000)

North American Production and Imports
-------------------------------------
Car (U.S., Canada, and
        Hermosillo/Cuautitlan in Mexico)         360           436

Truck (U.S., Canada)                             695           794
                                               -----         -----         -----           -----       -----
   North American Production                   1,055         1,230

Mexican Domestic Units a/                         21       Inc. Above

Imports (Volvo, Jaguar, Land Rover, Fiesta)       47            66
                                               ------        ------        -----           -----       -----

   Total North America (Incl. Imports)         1,123         1,296


Overseas Vehicle Unit Sales                      702           710
                                               -----         -----         -----           -----       -----

Ford Worldwide                                 1,825         2,066
                                               =====         =====         =====           =====       =====

Over/(Under) Prior
   North America
                  Units:
                  - Issue                        (16)          (18)
                  - Quarter                      (14)          173
                  - Year                        (207)          (81)

                  Percentage:
                  - Issue                        (1)%           (1)%
                  - Quarter                      (1)%          (15)%
                  - Year                        (16)%           (6)%

   Overseas
                  Units:
                  - Issue                          0            18
                  - Quarter                       75             8
                  - Year                         108            28

                  Percentage:
                  - Issue                          0%            3%
                  - Quarter                       12%            1%
                  - Year                          18%            4%

   Worldwide
                  Units:
                  - Issue                        (16)             0
                  - Quarter                       61            181
                  - Year                         (99)           (53)

                  Percentage:
                  - Issue                        (1)%            0%
                  - Quarter                        3%           10%
                  - Year                         (5)%           (3)%


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a/Units produced and sold in Mexico                           Investor Relations
                                                                          4/3/01